isoray

The Leader in Brachytherapy

December 2019

Investor Presentation

NYSE American: ISR



Safe Harbor Statement

Statements in this presentation about Isoray's future expectations, including: the anticipated continued growth in revenues in fiscal year 2020, the advantages of our products including Blu Build and the GammaTile™ Therapy delivery system, whether interest in and use of our Cesium Blu™ products will increase or continue, whether use of Cesium-131 in non-prostate applications such as head and neck and GYN cancers will continue or increase revenue, whether further manufacturing and production process improvements will be completed or will result in lower costs, whether our market presence and growth will continue, the positive industry data fueling renewed interest in brachytherapy, strong patient results, the perception by patients of quality of life outcomes compared to other treatment options, whether peer-reviewed publications of treatment results using our products will report favorable results, whether our intellectual property will adequately protect our proprietary technologies, and all other statements in this release, other than historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Isoray, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of our products, market acceptance and recognition of our rebranded products, our ability to successfully manufacture, market and sell our products, the success of the GammaTile™ Therapy delivery system, our ability to manufacture our products in sufficient quantities to meet demand within required delivery time periods while meeting our quality control standards, our ability to enforce our intellectual property rights, whether additional studies are released and support the conclusions of past studies, whether ongoing patient results with our products are favorable and in line with the conclusions of past studies and patient results, patient results achieved when our products are used for the treatment of cancers and malignant diseases beyond prostate cancers, successful completion of future research and development activities, whether we, our distributors and our customers will successfully obtain and maintain all required regulatory approvals and licenses to market, sell and use our products in its various forms, continued compliance with ISO standards, the success of our sales and marketing efforts, changes in reimbursement rates, changes in laws and regulations applicable to our products, the scheduling of physicians who either delay or do not schedule patients in periods anticipated, the use of competitors' products in lieu of our products, less favorable reimbursement rates than anticipated for our products, and other risks detailed from time to time in Isoray's reports filed with the Securities and Exchange Commission. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information regarding risks and uncertainties that could affect Isoray's results of operations or financial condition, review Isoray's filings with the Securities and Exchange Commission (in particular, its most recently filed Form 10-K and Form 10-Qs). This presentation shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities of Isoray nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Isoray at a Glance

- **Consistent Revenue Growth and Improving Gross Profit Trends**
  - TTM Revenue Growth of 28.6%*
  - TTM Gross Profit Growth of 77.8%*
  - 53.5% Gross Margin in most recent quarter
- **Large Opportunity to Gain Share in Core Prostate Market**
- **Brain LDR Brachytherapy is Emerging as an Option for Recurrent Brain Tumors**
- **Maturing Clinical Studies for Surgical Cancer Treatments Using Cesium-131**



* 10/1/2018 – 9/30/2019

isoray

Our Mission

Isoray advances innovative radiotherapeutic technologies that focus on the patient

Isoray, Inc, through its subsidiary Isoray Medical, Inc. is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy treatment options throughout the body.

Market Data

Ticker (NYSE American)	**ISR**
Price (12/09/2019)	$0.69
52 Week Range	$0.27 - $0.78
Market Cap	$46.5 M
Average Daily Trading (90 Day)	~180,000
Common Shares Outstanding*	67.4 M
Cash, Cash Equivalents & CD's*	$4.57 M
Trailing 12 Month Revenue**	$8.07 M

* As of September 30, 2019; **10/1/2018 – 9/30/2019

Market Share & Customer Growth

48%
Revenue Growth
F1Q20 over F1Q19

23%
Revenue Growth
FY2019 over FY2018

26%
Net New Physician Growth
12-months ending 9/30/19
compared to previous 12-months



Nationwide Growth
In All Sales Territories

isoray

Focused on Growth

Experienced Management Team

Lori A. Woods Chief Executive Officer	• More than 30 years of experience in healthcare and is well-known and respected in the brachytherapy community • Previously served as a VP and COO of Isoray from 2006 to 2010 • Streamlined manufacturing operations, reduced supply costs and established initial reimbursement rates for Cesium-131 • Uniquely qualified to lead the company into an era of growth based on the unique technology advantages developed by Isoray
William A. Cavanagh Chief Research and Development Officer	• Joined Isoray in 2010 as Vice President of Research and Development • Served as Chief Operating Officer and Chief Scientific Officer from 2016 to 2019 • Over 30 years career in cancer treatment technologies including research and development of brachytherapy for treatment of prostate cancer. Listed as an author on 34 publications in peer-reviewed literature • Guides research and development, on technology, products, and clinical strategy for prostate, brain, head & neck and other cancers
Jonathan Hunt Chief Financial Officer	• 25 years of finance and accounting experience excelling as a versatile leader • Successful track record in turnarounds, startups, mergers, divestitures, growth strategies, performance and operations management and analysis multiple organizations, including Fortune 500 companies • Past experience at Isoray makes him uniquely qualified to drive efficiencies while growing the company • Previously served as CFO from 2006-2009
Jennifer Streeter Interim Chief Operating Officer & Vice President of Human Resources	• Brings more than 20 years' experience of progressive growth in leading teams across multiple industries in many different capacities • July 2019 accepted the role of Interim COO to further support the organization leveraging her strategic and leadership abilities • In September 2016, she accepted responsibility for HR and focused on staffing models and performance management • Prior to joining Isoray, employed by SuperShuttle International as the VP of Learning Development, providing overall training and organizational development activities
Michael L. Krachon Vice President, Sales and Marketing	• Joined Isoray in March 2016, with over 20 years' experience of progressive growth in sales and marketing in the medical device industry • Former leader of the international brachytherapy business at CR Bard, which grew into a market leadership position • Restructured sales and marketing team and executing on focused growth strategy • Holds multiple patents on brachytherapy delivery systems • Created industry standard physician training program for brachytherapy while at CR Bard

isoray

A Proven Treatment

Brachytherapy

Radiotherapy in which sealed sources of radioactive material are implanted in and/or around the affected tissue as close to the cancer as possible

Benefits:

- Highly targeted treatment dose
- Limits dose to surrounding critical structures
- Shortened side effects
- Personalized radiation dose
- Low-cost effective treatment
- Out-patient single visit treatment



Market Opportunity

Prostate
- Growing body of literature supporting outcome benefits of brachytherapy
- Full solutions for localized disease
- Increased opportunities for targeted delivery systems

~$585M
Opportunity with Cesium-131

Brain
- Cesium-131 is emerging as an alternative to other isotopes
- Partnership with GT Medical Technologies
- Efficient delivery of radiation, starting at time of surgery

~$218M
Opportunity with Cesium-131

Surgical
- Success in recurrent Gynecological cancer treatment
- Expanding experience in Head and Neck cancers
- Cesium-131 is increasingly being considered for difficult to treat/recurring tumors
- Highly concentrated dose to targeted tissue

~$208M
Opportunity with Cesium-131

Refer to slide 27 for calculations and sources.

Expanding the Brachytherapy Market

Proposed changes to the reimbursement that reward cost-effectiveness of procedures

- Brachytherapy is included in proposals that bundle payment for radiation treatments. As the lowest cost-option, this could dramatically shift the treatment paradigm
  - *Isoray support activity: partnered with clinicians and key policy makers*
- Under the current CMS Out-Patient reimbursement program Isoray has reimbursement for all its products
- Isoray has submitted for In-Patient ICD-10-PCS codes to support surgical applications of Cesium-131

Increased procedure awareness

- Brachytherapy is a patient-driven procedure (clinicians often have incentives for other procedures) – heighten awareness of the benefits of the procedure drove adoption in the '90s and could create a shift in perspective
  - *Isoray support activity: implementing social and digital awareness strategies*

Drive to leverage comparative effectiveness data

- The clinical benefit of direct radiation placement in the tumor allows for the ultimate in conformal, personalized radiation
  - *Isoray support activity: established strategy to educate payor community*



The Power of Cesium-131

With a higher energy and a shorter half-life than competitors, Cesium-131 is proven to be a highly effective treatment for patients in the fight against cancer

- Treatment delivered faster than external radiation (90% in 33 days)
- Powerful, continuous, therapeutic energy

Cesium-131 Introduced in 2004	Palladium-103 Introduced in 1986	Iodine-125 Introduced in 1965
9.7 Day Half Life The amount of time for the radiation to half. A shorter half life means quicker to PSA baseline. (8, 12, 13)	17 Day Half Life	60 Day Half Life
30.4 Kev The energy level of the isotope. Higher energy leads to greater coverage of the infected organ.	20.8 Kev	28.5 Kev
33 Days for 90% Dose Faster dose delivery rate.	58 Days for 90% Dose	204 Days for 90% Dose
Detectable in the body for only 97 Days	Detectable in the body for 107 Days	Detectable in the body for 600 Days

Armpilia C, Dale R, Coles I, et al. The determination of radiobiologically optimized half-lives for radionuclides used in permanent brachytherapy implants. Int J Rad Onc Biol Phys 2003; 55:378-385.

isoray

An Industry Leader

Prostate Cancer

American Cancer Society estimates 174,650 cases of Prostate Cancer in 2019

- Estimated 122,225 prostate cancers are eligible for brachytherapy as treatment annually
- +/- $585 Million market opportunity if treated with Cesium-131

Clinical data supports Cesium-131

- Long term data maturing
- Short-half life addresses historical urology concerns about prolonged urinary symptoms
- Recent publications demonstrate sustained low toxicity following Cesium-131


174,650
Prostate Cancer Cases Estimated 2019
67%
Of Cases Treatable with Cesium-131

Refer to slide 27 for calculations and sources.

isoray

Cesium Blu

High Risk Prostate Patients

High Risk Disease is an immediate opportunity to expand procedures

10,000-15,000 men annually diagnosed as High-Risk

- Segment growing due to lessened screening recommendations
- Brachytherapy + External Radiation offers better outcomes to men with High Risk Pca than alternatives (ASCENDE-RT, Kishan JAMA 2018)

Cesium-131 delivers fastest combination treatment with external radiation

- Incorporation of SpaceOAR seeks to further minimize side effects of combination therapy

* Combination therapy includes brachytherapy and external beam radiation therapy

Full Solutions for Localized Disease

- Focal for low risk (high quality of life)
- Combination therapy for higher risk patients
- Salvage / recurrent disease
- Delivery systems for spectrum of physician techniques


NEEDLE
ULTRASOUND

isoray

10+ Years

The Data is In.

Isoray's long standing commitment to Cesium-131 in prostate cancer treatment has resulted in the clearing of a significant hurdle to widespread adoption of the isotope.

- ✓ Long-term outcomes
- ✓ Peer-reviewed literature

"^{131}Cs is a viable option for prostate brachytherapy in organ-confined disease. Long-term biochemical control, as reported in this series, is excellent and on par with that attained with ^{125}I or ^{103}Pd. This report supports the continued use of ^{131}Cs as an effective and comparable alternative isotope."

Brian Moran M.D.

Moran, et al. Brachytherapy 18(6):800-805, November 2019.


ELSEVIER

Brachytherapy 18 (2019) 800–805

BRACHYTHERAPY

Prostate

Long-term biochemical outcomes using cesium-131 in prostate brachytherapy

Brian J. Moran[1], Stephanie R. Rice[2], Arpit M. Chhabra[2], Neha Amin[3], Michelle Braccioforte[1], Manuj Agarwal[3,*]

[1]Prostate Cancer Foundation of Chicago, Westmont, IL

[2]Department of Radiation Oncology, University of Maryland Medical Centre, Baltimore, MD

[3]Department of Radiation Oncology, University of Maryland School of Medicine, Baltimore, MD

isoray

Product Portfolio

A Modern Toolset for All Brachytherapy Techniques

Blu Build Full Market Release in 2020


Blu Build
Blu Tray
Blu Blade
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BLU BLADE

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Resident & Physician Training

Impact of Training Programs

January 1, 2018 – September 30, 2019

- Training the next generation of Cesium-131 brachytherapists
- Training cost of $73k for 11 training programs
- Revenue of $565k realized to date


Green Bay, WI
Boston, MA
Norfolk, VA
San Francisco, CA
Charleston, SC
Longview, TX

isoray

Real-time Planning

Blu Build Delivery System

Provides Isoray access to 25% More of the Prostate Market and a Higher ASP

Proprietary Delivery Device

- First new tool for prostate brachytherapy in > 10 years
- Disposable, single use, next-generation device allows for greater patient throughput, no sterilization increases operating room efficiencies
- Provides the ability to deliver a precise dose of Cesium-131 customized to the patient's anatomy and cancer at the time of surgery

Addressing the Customization Segment of Prostate Brachytherapy Market

- ~25% of prostate brachytherapy cases require some level of OR customization
- Blu Build expands Isoray's ability to address a range of physician techniques

Expected to be a more meaningful contributor to revenue in 2H FY20


Blu Build

isoray

Leading the Industry

Initiatives for Growth in Prostate

Providing Market Leadership

- Innovative training program for physicians and residents
- Investing in clinical data and research
- Raising awareness of brachytherapy
  - Digital and Social Media awareness programs
  - Find a Doctor on Our Website
- Supporting professional societies & building educational resources for clinicians and patients

Maximizing Sales Momentum

- Leveraging 7 highly trained sales professionals
  - Increasing field presence and direct customer interactions
- Driving organic growth within existing customers
- Aligning our product portfolio under the Blu brand

Full Solutions for Local Disease

- Focal for low risk (high quality of life)
- Combination therapy for higher risk patients
- Salvage / recurrent disease



Find a Doctor Near You
SEARCH
A Guide to Prostate Cancer
Brachytherapy with Cesium Blu
Learn the Terms of
Beyond Your Cancer
isoray
Community Awareness Kit
A tool kit to help raise awareness for the treatment of cancer with brachytherapy.

isoray

A Growing Opportunity

Brain Cancer

$218 Million Market Potential for Brain Tumors

- Provides a new treatment option for patients without other options
- Brain tumors impact ~188,820 patients annually
- Recurrence occurs within 18 months for nearly all patients treated for brain tumors

Brachytherapy created historical interest, but prior isotopes had flaws

- Energy was not delivered fast enough, radiation necrosis occurred in some patients as anatomy shifted

Cesium-131 is showing promise in a growing number of clinical studies

- Faster energy delivery allows energy to be delivered before anatomy changes
- Immediate radiation delivery, no need for surgical healing
- Publications from Weill Cornell Medical College, Barrow Neurological Institute, UCSF, Johns Hopkins, demonstrate high rates of brain cancer control when Cesium-131 brachytherapy is combined with surgery


188,820
Potential Brain Tumor Patients
33%
Of Cases Treatable with Cesium-131

Refer to slide 27 for calculations and sources.

isoray

Cesium-131 Powers

GammaTile™ Therapy

Collaborative Partnership with GT Medical Technologies

- Isoray has exclusive 10 year manufacturing and isotope supply agreement
- 510(K) completed, ICD-10-PCS reimbursement code received for recurrent brain tumors
- GT Medical Technologies recently applied to FDA for expanded indication to include newly diagnosed tumors
- Limited market release began in January 2019

Nominal revenue to date during GammaTile limited release to centers around the country


Side View
Inside Arrangement

GammaTile™ with Cesium-131 Seeds

- Device is a combination of Cesium-131 seeds embedded into collagen "tiles" that are placed onto the resection margin during surgery
- Saves patients multiple trips for radiation post surgical procedure
- Process adds less than 10 minutes to brain surgery

isoray

Radiation Location and Intensity

External Beam Vs. GammaTile™ Therapy

After Surgery



Distribution and Intensity of GammaTile™ Therapy



Distribution and Intensity of External Radiation



isoray

Pioneering Options

Surgical Opportunities

Combined $208 Million Market Potential

- Cancers with large unmet medical needs increasingly leveraging benefits of Cesium-131
- Cesium-131 placed at the site of tumor recurrence
- Immediate radiation delivery, no need for surgical healing
- Recent submission to CMS for ICD-10-PCS codes for reimbursement in the in-patient DRG setting


390,150
Surgical Cancer Cases Estimated 2019
7.7%
Of Cases Treatable with Cesium-131

Refer to slide 27 for calculations and sources.

Pioneering Options

Head & Neck

Expanding Experience in Head & Neck Cancers

- Isoray pioneers first head & neck brachytherapy reimbursement code to be implemented in 2020 for inpatient procedures, expanding patient and physician options
- Commercial team supports customers who are interested in offering this treatment to their patients
- Collaborations with leading institutions to collect clinical data in support of Cs-131 for the treatment of H&N cancers
- Exciting opportunity for the study of Cs-131 combined with immunotherapy

> *"... we show here that 131Cs brachytherapy may play a beneficial role in the treatment of recurrent head and neck cancer and warrants further study."*



Clinical Investigations

Original paper

Cesium-131 brachytherapy in high risk and recurrent head and neck cancers: first report of long-term outcomes

Anthony Pham, BS[1], Shruthi Arora, MD[1], A. Gabriella Wernicke, MD, MSc[1], David I. Kutler, MD[3], Marc Cohen, MD[3], William Kuhel, MD[3], Samuel Trichter, MS[1], Dattatreyudu Nori, MD[1], Silvia C. Formenti, MD[1], Bhupesh Parashar, MD[1]
[1]Weill Cornell Medical College, New York, NY, [2]Stich Radiation Center, New York-Presbyterian/Weill Cornell Medical Center, New York, NY, [3]Division of Otolaryngology, New York-Presbyterian/Weill Cornell Medical Center, New York, NY, USA

Abstract

Purpose: The feasibility and efficacy of re-irradiation using contemporary radiation techniques to treat recurrent head and neck cancer has been demonstrated but the role of brachytherapy is unclear. Here we describe the use of ^{131}Cs brachytherapy with concurrent salvage surgery in 18 patients.

Material and methods: Eligible patients underwent maximal gross resection of the tumor with implantation of brachytherapy seeds delivering a minimum dose of 80 Gy to the tumor bed. Rates of overall survival, locoregional progression free survival, disease-free survival, and radiation-induced toxicity were analyzed.

Results: Retrospective Kaplan-Meier analysis shows median overall survival was 15 months and disease free survival was 12 months. Two patients developed grade 3 toxicity; all other complications were grade 1-2 with no grade 4 or 5 complications.

Conclusions: Compared to prior literature, our study shows comparable rates of survival with a decreased rate of radiation-induced toxicity.

J Contemp Brachytherapy 2015; 7, 6
DOI:

isoray

Emerging Trends

Immunotherapy

- Isoray is committed to the constant study of Cesium-131 as the preferred isotope for emerging treatment options like immunotherapy
- We're working with leading US medical institutions to study patient success and bring new innovations to market that build on our expertise as a leader in radiotherapy
- There are currently hundreds of studies exploring radiation and immunotherapy
- Cesium-131 brachytherapy represents a strong candidate to the combination therapy treatment concept

> *"^{131}Cs with salvage surgery and other combinations with immunotherapy may offer a viable treatment pathway for RHNC [recurrent head & neck cancer] for some patients and should be studied in future clinical trials. Our institution has recently been studying ^{131}Cs brachytherapy in RHNC with preliminary promising results."*

Review Papers

Review paper

A systematic review of treating recurrent head and neck cancer: a reintroduction of brachytherapy with or without surgery

Julianna Rodin, MD[1], Voichita Bar-Ad, MD[2], David Cognetti, MD[1], Joseph Curry, MD[1], Jennifer Johnson, MD, PhD[3], Chad Zender, MD[4], Laura Doyle, MS[2], David Kutler, MD[5], Benjamin Leiby, PhD[6], William Keane, MD[1], Adam Luginbuhl, MD[1]

[1]Department of Otolaryngology, Thomas Jefferson University, Philadelphia, PA, [2]Department of Radiation Oncology, Thomas Jefferson University, Philadelphia, PA, [3]Department of Otolaryngology, Case Western Reserve University School of Medicine, Cleveland, OH, [4]Department of Medical Oncology, Thomas Jefferson University, Philadelphia, PA, [5]Department of Otolaryngology, Weill Cornell Medical Center, New York, NY, [6]Department of Biostatistics, Thomas Jefferson University, Philadelphia, PA, USA

isoray

Pioneering Options

For Women with GYN Cancers

Success in recurrent gynecological cancer treatment

- Initial clinical publications
- Additional institutions progressing through adoption process
- Alternative is removing all pelvic organs
- Implantation into cancers of the cervix and uterus are similar to the implantation into prostate cancers



Prostate



Cervix Uteri

Now a textbook chapter published with a quote from Dr. Jonathan Feddock:

> *"Cs-131 interstitial implants are relatively easy to perform in most cases and can be used as a safe, effective, and potentially curative option in patients with primary disease and in those with locally recurrent disease, whether or not the patient has had previous RT.*
>
> ***This curative option should be more frequently and widely incorporated into gynecologic oncology and radiation oncology practice, especially as experience increases and as clinical data continues to mature."***

On-Going Clinical Data

Growing Clinical Support of Cesium-131

Key on-going data collection

- Keyhole Craniotomy Brain Resection plus Cesium-131 at Ochsner Medical Center, New Orleans
- Head & Neck treatment in process at Thomas Jefferson and University of Cincinnati
- Advanced Vaginal, Cervical and Uterine Cancers at University of Kentucky
- High Risk Prostate Cancer treatment with Rectal dose sparing at Bon Secours Health System, Richmond, Virginia
- Long-term prostate cancer outcomes with Cesium-131 University of Pittsburgh Medical Center
- Focal Prostate Cancer treatment, Chicago Prostate Cancer Center

Cesium-131 in recent publications and conferences

- 2019 J Contemp Brachytherapy Carotid dosimetry after re-irradiation with (131)Cs permanent implant brachytherapy in recurrent, resected head and neck cancer (Walsh, et al.)
- 2019 J Neurosurgery: Placement of cesium-131 permanent brachytherapy seeds using the endoscopic endonasal approach for recurrent anaplastic skull base meningioma: case report and technical note (Shafiq, et al.)
- 2019 J Neurol Surgery Reports: Cesium-131 Interstitial Brachytherapy for Recurrent Malignancies of Skull Base (Savard, et al.)
- 2019 Am J Clinical Oncology: A Phase II Study Evaluating Bone Marrow-Sparing, Image-guided Pelvic Intensity-Modulated Radiotherapy (IMRT) With Cesium-131 Brachytherapy Boost, Adjuvant Chemotherapy, and Long-Term Hormonal Ablation in Patients With High Risk, Nonmetastatic Prostate Cancer (Rice, et al.)
- 2019 Brachytherapy: Long-term biochemical outcomes using cesium-131 in prostate brachytherapy (Moran, et al.)
- 2019 Brachytherapy: Intraoperative brachytherapy for resected brain metastases (Mahase, et al.)
- 2019 Red Journal: Long-Term Patient-Reported Rectal Bleeding and Bowel-Related Quality of Life After Cs-131 Prostate Brachytherapy (Ling, et al.)
- 2019 Neurosurgery: Brachytherapy as an Adjuvant for Recurrent Atypical and Malignant Meningiomas (Koch, et al.)
- 2019 J Contemp Brachytherapy: A nomogram to determine required seed air kerma strength in planar (131)Cesium permanent seed implant brachytherapy (Hubley, et al.)
- 2019 J Contemp Brachytherapy: Placement of (131)Cs permanent brachytherapy seeds in a large combined cavity of two resected brain metastases in one setting: case report and technical note (Greenwald, et al.)
- 2019 J Contemp Brachytherapy: Single institution implementation of permanent (131)Cs interstitial brachytherapy for previously irradiated patients with resectable recurrent head and neck carcinoma (Bar-Ad, et al.)
- 2018 Cureus: Outcomes of Metastatic Brain Lesions Treated with Radioactive Cs-131 Seeds after Surgery: Experience from One Institution (Xia, et al.)
- 2018 Cureus: Resection Cavity Contraction Effects in the Use of Radioactive Sources (1-25 versus Cs-131) for Intra-Operative Brain Implants (Han, et al.)
- 2018 J Neurosurg Resection and permanent intracranial brachytherapy using modular, biocompatible cesium-131 implants: results in 20 recurrent, previously irradiated meningiomas (Brachman

isoray

Cesium-131 Targeting > $1B Opportunity

Potential Market with Cesium-131

In Millions



Lung Cancer
$57
Prostate Cancer
$585
Head & Neck Tumors
$132
Recurrent GYN Tumors
$19
Brain Tumors
$218

Refer to slide 27 for calculations and sources.

isoray

Cesium-131 Targeting >$1B Opportunity

Disease State	2019 Estimated Annual Diagnosis[1, 3]	Potential LDR Patients*[, 2]	Potential Revenue*
Prostate Cancer	**174,650**	**117,015** (67% Treatable with Cs-131)	**$585M** @ $5,000 per Treatment w/ Cs-131
Brain Cancer - Primary CNS Cancer - New Metastases - Recurrent Cancer	**188,820** 23,820 100,000[4] 65,000[4]	**62,311** (33% Treatable with Cs-131)	**$218M** @ $3,500 per Treatment w/ Cs-131
Gynecological Cancers - Uterus - Ovary - Cervix - Vagina & Other Genital - Vulva	**109,000** 61,880 22,530 13,170 5,350 6,070	**5,450** (20% Recurrence Rate) (25% Treatable with Cs-131)	**$19M** @ $3,500 per Treatment w/ Cs-131
Head & Neck Tumors - Mouth - Pharynx - Tongue - Other oral cavity	**53,000** 14,310 17,870 17,060 3,760	**13,250** (25% Treatable with Cs-131)	**$132M** @ $10,000 per Treatment w/ Cs-131
Lung Cancers	**228,150**	**11,408** (5% Treatable with Cs-131)	**$57M** @ $5,000 per Treatment w/ Cs-131
Total Opportunity	**753,620**	**209,434 Patients**	**~$1B**

1. https://cancerstatisticscenter.cancer.org/#!/
2. https://www.mskcc.org/cancer-care/types/brain-tumors-metastatic
3. https://academic.oup.com/neuro-oncology/article/20/suppl_4/iv1/5090960

*Estimates of cases based on internal assessments from ACS data, market reports.

isoray

Strong Revenue and Gross Margin Trends

Consistent Revenue Growth ~ 2 Year CAGR of 28%


$2,750
$2,500
$2,250
$2,000
$1,750
$1,500
$1,250
$1,000
$750
Revenue ($ in 000s)
70%
60%
50%
40%
30%
20%
10%
0%
-10%
Gross Margin (%)
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
Revenue
Gross Margin
Isoray's fiscal year ends June 30th

isoray

Income Statement Highlights

$/000's	F1Q20 (9/30/19) (Unaudited)	TTM (9/30/19) (Unaudited)
Sales, Net	$2,315	$8,067
Cost of Sales	1,079	4,308
Gross Profit	1,236	3,759
Research and Development	233	1,287
Sales and Marketing	815	2,845
General and Administrative	1,097	4,296
Gain on Equipment Disposal	–	(24)
Gain on Change in Estimate of Asset Retirement Obligation	(73)	(73)
Total Operating Expenses	2,072	8,331
Operating Loss	(836)	(4,572)
Non-Operating Income, Net	20	120
Net Loss	(816)	(4,452)
Basic & Diluted Loss Per Share	$(0.01)	$(0.07)
Weighted Average Shares Outstanding	67,388	67,352

isoray

Balance Sheet Highlights

$/000's	September 30, 2019 (Unaudited)	June 30, 2019
Cash and Cash Equivalents	$4,575	$5,326
Total Current Assets	6,806	7,315
Total Current Liabilities	1,666	1,121
Long Term Debt*	--	--
Shareholders' Equity	6,955	7,680
Total Liabilities and Shareholders' Equity	$10,124	$9,422
Working Capital	$5,140	$6,194
Current Ratio	4.09x	6.53x

* Long-term debt excludes amounts that are not related to cash borrowings or operational debt

isoray

Isoray 2019

Key Takeaways

Consistent Revenue Growth and Improving Gross Profit Trends

- 10 consecutive quarters of double-digit revenue growth with 48% growth in most recent quarter
  - Following establishment of updated commercial strategy in 2018
  - Growing market share (~8-9% current market share)
- TTM Gross Profit Growth of 78%* and 53.5% Gross Margin in most recent quarter
  - Manufacturing and supply chain improvements, tightened expense controls and plant automation

Large Opportunity to Gain Share in Core Prostate Market

- Growing customer base through brachytherapy education and training
  - TTM net physician customer growth of 26%*
- Expanding market opportunity with product introductions such as Blu Build
- Expanding Cesium-131 opportunity across range of localized prostate cancer patients

Brain Brachytherapy is re-emerging as an option for Recurrent Brain Tumors

- GammaTile™ Therapy in early stages of commercial launch
- GT Medical Technologies seeking expanded indications for brain tumors

Maturing clinical studies for surgical cancer treatments using Cesium-131

- Submitted for reimbursement codes to support adoption

Research and Development Pipeline

- Developing pipeline of potential therapies and devices
- Evaluating innovative radiotherapeutic technologies that focus on patient specific therapies such as immunotherapy



* 10/1/2018 – 9/30/2019

For Further Information:
Mark Levin
Investor Relations
(501) 255-1910
mark@globalirgroup.com